Exhibit 99.1
LENDINGTREE REPORTS FOURTH QUARTER 2019 RESULTS

Results reflect continued Insurance strength and improving Home segment margins

•	Consolidated revenue of $255.2 million; up 26% over 4Q 2018

•	GAAP net income from continuing operations of $1.5 million or $0.10 per diluted share

•	Variable marketing margin of $93.8 million; up 19% over 4Q 2018

•	Adjusted EBITDA of $45.9 million; up 17% over 4Q 2018

•	Adjusted net income per share of $1.12

CHARLOTTE, NC - February 25, 2020 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended December 31, 2019.
“The fourth quarter capped off another remarkable year at LendingTree," said Doug Lebda, Chairman and CEO. "Our expansion into insurance has been incredibly successful, and we have continued to drive market share gains across a number of other categories. Strategically, our evolution into a market-leading financial wellness platform is well under way, and we look forward to accelerating those efforts in 2020 as we scale the prominence of My LendingTree and optimize the consumer value proposition across our portfolio of offerings."
J.D. Moriarty, CFO added "We're thrilled with all that we accomplished in 2019, and the trends across many of our businesses remain strong as we execute against our strategic plan for 2020. We're increasingly looking for new ways to delight and engage the consumer, and the year is off to an excellent start."
Fourth Quarter 2019 Business Highlights

•	Insurance revenue of $70.9 million grew 37% over fourth quarter 2018 on a pro forma basis and translated into Insurance segment profit of $28.0 million.

•	Home segment profit of $26.9 million grew 25% over fourth quarter 2018.

◦	Within Home, mortgage products revenue grew 16% over the prior year period.

•	Consumer segment revenue of $113.4 million grew 15% over fourth quarter 2018, driven by strong revenue growth in credit card and small business.

◦	Within Consumer, credit card revenue of $45.9 million grew 20% year-over-year.

◦	Personal loans revenue of $35.2 million grew 5% year-over-year.

◦	Small business revenue grew 61% year-over-year.

•
More than 14.3 million consumers have now signed up for My LendingTree. Revenue contribution from My LendingTree of $20.1 million was up 29% year-over-year. Average monthly active users grew 27% over the fourth quarter 2018.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2019	2018	% Change	2019	% Change

Total revenue	$255.2	$202.7	26%	$310.6	(18)%

Income (loss) before income taxes	$4.5	$(1.6)	—%	26.4	(83)%
Income tax (expense) benefit	(3.1)	1.9	—%	(1.9)	63%
Net income from continuing operations	$1.5	$0.3	400%	$24.5	(94)%
Net income from continuing operations % of revenue	1%	—%		8%

Income per share from continuing operations
Basic	$0.11	$0.02	450%	$1.90	(94)%
Diluted	$0.10	$0.02	400%	$1.67	(94)%

Variable marketing margin
Total revenue	$255.2	$202.7	26%	$310.6	(18)%
Variable marketing expense (1) (2)	$(161.4)	$(124.1)	30%	$(195.0)	(17)%
Variable marketing margin (2)	$93.8	$78.6	19%	$115.6	(19)%
Variable marketing margin % of revenue (2)	37%	39%		37%

Adjusted EBITDA (2)	$45.9	$39.4	17%	$63.0	(27)%
Adjusted EBITDA % of revenue (2)	18%	19%		20%

Adjusted net income (2)	$16.3	$16.7	(2)%	$32.9	(50)%

Adjusted net income per share (2)	$1.12	$1.22	(8)%	$2.25	(50)%

(1)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(2)
Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2019	2018	% Change	2019	% Change
Home (1)
Revenue	$65.5	$63.3	3%	$77.3	(15)%
Segment profit	$26.9	$21.6	25%	$28.1	(4)%
Segment profit % of revenue	41%	34%		36%

Consumer (2)
Revenue	$113.4	$98.2	15%	$151.9	(25)%
Segment profit	$43.3	$47.8	(9)%	$65.2	(34)%
Segment profit % of revenue	38%	49%		43%

Insurance (3)
Revenue	$70.9	$31.3	127%	$74.8	(5)%
Segment profit	$28.0	$11.3	148%	$30.0	(7)%
Segment profit % of revenue	39%	36%		40%

Other Category (4)
Revenue	$5.4	$9.9	(45)%	$6.6	(18)%
(Loss) Profit	$(0.1)	$0.8	—%	$0.4	—%

Total revenue	$255.2	$202.7	26%	$310.6	(18)%

Total segment profit	$98.1	$81.5	20%	$123.7	(21)%
Brand marketing expense (5)	$(4.2)	$(3.0)	40%	$(8.1)	(48)%
Variable marketing margin	$93.8	$78.6	19%	$115.6	(19)%
Variable marketing margin % of revenue	37%	39%		37%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)
The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.

(3)	The Insurance segment consists of insurance quote products.
(4)
The Other category includes revenue from the resale of online advertising space to third parties and revenue from home improvement referrals, and the related variable marketing and advertising expenses.

(5)
Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Business Outlook - 2020

LendingTree is providing revenue, variable marketing margin and adjusted EBITDA guidance for the first quarter of 2020 and maintaining guidance for full year 2020, as follows:

For first quarter 2020:

•	Revenue is expected in the range of $296 - $306 million.

•	Variable marketing margin is expected in the range of $97 - $104 million.

•	Adjusted EBITDA is expected in the range of $43 - $46 million.

For full year 2020:

•	Revenue is expected in the range of $1,250 - $1,300 million, representing growth of 13% - 17% over full-year 2019.

•	Variable marketing margin is expected in the range of $450 - $470 million.

•	Adjusted EBITDA is expected in the range of $225 - $235 million, up 14% - 19% over full-year 2019.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's fourth quarter 2019 financial results will be webcast live today, February 25, 2020 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Wednesday, March 04, 2020. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #6823567. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #6823567.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
Revenue	$255,187	$202,672	$1,106,603	$764,865
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	16,728	13,822	68,379	36,399
Selling and marketing expense (1)	167,842	125,901	735,180	500,291
General and administrative expense (1)	27,456	30,666	116,847	101,219
Product development (1)	9,412	8,123	39,953	26,958
Depreciation	3,261	2,186	10,998	7,385
Amortization of intangibles	13,756	9,840	55,241	23,468
Change in fair value of contingent consideration	7,181	9,591	28,402	10,788
Severance	390	21	1,026	2,352
Litigation settlements and contingencies	140	94	(151)	(186)
Total costs and expenses	246,166	200,244	1,055,875	708,674
Operating income	9,021	2,428	50,728	56,191
Other expense, net:
Interest expense, net	(4,863)	(4,132)	(20,271)	(12,437)
Other income (expense)	381	96	524	(10)
Income (Loss) before income taxes	4,539	(1,608)	30,981	43,744
Income tax (expense) benefit	(3,073)	1,859	8,479	65,575
Net income from continuing operations	1,466	251	39,460	109,319
Income (Loss) from discontinued operations, net of tax	392	(3,551)	(21,632)	(12,820)
Net income (loss) and comprehensive income (loss)	$1,858	$(3,300)	$17,828	$96,499

Weighted average shares outstanding:
Basic	12,921	12,700	12,834	12,504
Diluted	14,580	13,622	14,619	14,097
Income per share from continuing operations:
Basic	$0.11	$0.02	$3.07	$8.74
Diluted	$0.10	$0.02	$2.70	$7.75
Income (Loss) per share from discontinued operations:
Basic	$0.03	$(0.28)	$(1.69)	$(1.03)
Diluted	$0.03	$(0.26)	$(1.48)	$(0.91)
Net income (loss) per share:
Basic	$0.14	$(0.26)	$1.39	$7.72
Diluted	$0.13	$(0.24)	$1.22	$6.85

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$197	$118	$755	$378
Selling and marketing expense	918	(943)	5,785	3,568
General and administrative expense	8,643	8,708	39,177	34,325
Product development	1,577	2,098	6,450	6,094

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2019	December 31, 2018
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$60,243	$105,102
Restricted cash and cash equivalents	96	56
Accounts receivable, net	113,487	91,072
Prepaid and other current assets	15,516	16,428
Assets held for sale	—	21,328
Current assets of discontinued operations	84	185
Total current assets	189,426	234,171
Property and equipment, net	31,363	23,175
Goodwill	420,139	348,347
Intangible assets, net	181,580	205,699
Deferred income tax assets	87,664	79,289
Other non-current assets	29,849	2,168
Non-current assets of discontinued operations	7,948	3,266
Total assets	$947,969	$896,115

LIABILITIES:
Revolving credit facility	$75,000	$125,000
Accounts payable, trade	2,873	15,074
Accrued expenses and other current liabilities	112,755	93,190
Current contingent consideration	9,028	11,080
Current liabilities of discontinued operations	31,050	17,609
Total current liabilities	230,706	261,953
Long-term debt	264,391	250,943
Non-current contingent consideration	24,436	27,757
Deferred income tax liabilities	—	894
Other non-current liabilities	26,110	8,360
Total liabilities	545,643	549,907

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,676,819 and 15,428,351 shares issued, respectively, and 13,035,501 and 12,809,764 shares outstanding, respectively	157	154
Additional paid-in capital	1,177,984	1,134,227
Accumulated deficit	(592,654)	(610,482)
Treasury stock; 2,641,318 and 2,618,587 shares, respectively	(183,161)	(177,691)
Total shareholders' equity	402,326	346,208
Total liabilities and shareholders' equity	$947,969	$896,115

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Year Ended December 31,
	2019	2018	2017
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income and comprehensive income	$17,828	$96,499	$15,578
Less: Loss from discontinued operations, net of tax	21,632	12,820	3,840
Income from continuing operations	39,460	109,319	19,418
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
(Gain) Loss on impairments and disposal of fixed assets	(695)	2,210	840
Amortization of intangibles	55,241	23,468	12,992
Depreciation	10,998	7,385	7,085
Rental amortization of intangibles and depreciation	—	630	1,474
Non-cash compensation expense	52,167	44,365	23,361
Deferred income taxes	(8,555)	(63,901)	(6,370)
Change in fair value of contingent consideration	28,402	10,788	23,931
Bad debt expense	1,697	880	195
Amortization of debt issuance costs	1,974	1,776	1,032
Write-off of previously-capitalized debt issuance costs	333	—	90
Amortization of convertible debt discount	12,016	11,397	6,385
ROU asset amortization, offset by change in operating lease liabilities	213	—	—
Changes in current assets and liabilities:
Accounts receivable	(22,457)	(16,820)	(11,381)
Prepaid and other current assets	(3,258)	(2,985)	(5,358)
Accounts payable, accrued expenses and other current liabilities	(2,322)	14,270	31,108
Current contingent consideration	(12,500)	(21,912)	—
Income taxes receivable	4,548	3,669	(1,104)
Other, net	(88)	(591)	(160)
Net cash provided by operating activities attributable to continuing operations	157,174	123,948	103,538
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(20,041)	(14,907)	(8,040)
Proceeds from the sale of fixed assets	24,077	—	—
Acquisition of intangible assets	—	—	(5)
Acquisition of ValuePenguin, net of cash acquired	(105,578)	—	—
Acquisition of QuoteWizard, net of cash acquired	482	(297,072)	—
Acquisition of Student Loan Hero, net of cash acquired	—	(59,483)	—
Acquisition of Ovation, net of cash acquired	—	(11,566)	—
Acquisition of SnapCap	—	(10)	(11,886)
Acquisition of DepositAccounts	—	—	(25,000)
Acquisition of MagnifyMoney, net of cash acquired	—	—	(29,504)
Net cash used in investing activities attributable to continuing operations	(101,060)	(383,038)	(74,435)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(8,406)	2,217	1,602
Contingent consideration payments	(21,275)	(27,588)	—
Net (repayment of) proceeds from revolving credit facility	(50,000)	125,000	—
Acquisition of noncontrolling interest	—	(499)	—
Proceeds from the issuance of 0.625% Convertible Senior Notes	—	—	300,000
Payment of convertible note hedge transactions	—	—	(61,500)
Proceeds from the sale of warrants	—	—	43,410
Payment of debt issuance costs	(2,518)	(583)	(10,486)
Purchase of treasury stock	(5,470)	(93,704)	(19,901)
Other financing activities	(9)	—	—
Net cash (used in) provided by financing activities attributable to continuing operations	(87,678)	4,843	253,125
Total cash (used in) provided by continuing operations	(31,564)	(254,247)	282,228
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(13,255)	(13,236)	(4,807)
Total cash used in discontinued operations	(13,255)	(13,236)	(4,807)
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(44,819)	(267,483)	277,421
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	105,158	372,641	95,220
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$60,339	$105,158	$372,641

Non-cash investing activities:
Capital additions from tenant improvement allowance	1,111	—	—
Supplemental cash flow information:
Interest paid	7,005	3,593	1,327
Income tax payments	25	541	20,359
Income tax refunds	4,743	5,678	133

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands)
Selling and marketing expense	$167,842	$200,818	$125,901	$735,180	$500,291
Non-variable selling and marketing expense (1)	(11,036)	(11,580)	(6,985)	(47,000)	(30,343)
Cost of advertising re-sold to third parties (2)	4,557	5,809	5,184	22,755	8,812
Variable marketing expense	$161,363	$195,047	$124,100	$710,935	$478,760

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income from continuing operations to variable marketing margin and net income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentages)
Net income from continuing operations	$1,466	$24,463	$251	$39,460	$109,319
Net income from continuing operations % of revenue	1%	8%	—%	4%	14%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	16,728	17,671	13,822	68,379	36,399
Cost of advertising re-sold to third parties (1)	(4,557)	(5,809)	(5,184)	(22,755)	(8,812)
Non-variable selling and marketing expense (2)	11,036	11,580	6,985	47,000	30,343
General and administrative expense	27,456	30,323	30,666	116,847	101,219
Product development	9,412	10,200	8,123	39,953	26,958
Depreciation	3,261	2,696	2,186	10,998	7,385
Amortization of intangibles	13,756	13,778	9,840	55,241	23,468
Change in fair value of contingent consideration	7,181	3,839	9,591	28,402	10,788
Severance	390	179	21	1,026	2,352
Litigation settlements and contingencies	140	(92)	94	(151)	(186)
Interest expense, net	4,863	4,845	4,132	20,271	12,437
Other (income) expense	(381)	(4)	(96)	(524)	10
Income tax (benefit) expense	3,073	1,889	(1,859)	(8,479)	(65,575)
Variable marketing margin	$93,824	$115,558	$78,572	$395,668	$286,105
Variable marketing margin % of revenue	37%	37%	39%	36%	37%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except percentages)
Net income from continuing operations	$1,466	$24,463	$251	$39,460	$109,319
Net income from continuing operations % of revenue	1%	8%	—%	4%	14%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	13,756	13,778	9,840	55,241	23,468
Depreciation	3,261	2,696	2,186	10,998	7,385
Severance	390	179	21	1,026	2,352
Loss (gain) on impairments and disposal of assets	424	609	224	(945)	2,210
Non-cash compensation	11,335	10,797	9,981	52,167	44,365
Change in fair value of contingent consideration	7,181	3,839	9,591	28,402	10,788
Acquisition expense	14	18	4,851	211	6,303
Litigation settlements and contingencies	140	(92)	94	(151)	(186)
Interest expense, net	4,863	4,845	4,132	20,271	12,437
Rental depreciation and amortization of intangibles	—	—	76	—	630
Income tax (benefit) expense	3,073	1,889	(1,859)	(8,479)	(65,575)
Adjusted EBITDA	$45,903	$63,021	$39,388	$198,201	$153,496
Adjusted EBITDA % of revenue	18%	20%	19%	18%	20%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income from continuing operations to adjusted net income and net income per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(in thousands, except per share amounts)
Net income from continuing operations	$1,466	$24,463	$251	$39,460	$109,319
Adjustments to reconcile to adjusted net income:
Non-cash compensation	11,335	10,797	9,981	52,167	44,365
Loss (gain) on impairments and disposal of assets	424	609	224	(945)	2,210
Acquisition expense	14	18	4,851	211	6,303
Change in fair value of contingent consideration	7,181	3,839	9,591	28,402	10,788
Severance	390	179	21	1,026	2,352
Litigation settlements and contingencies	140	(92)	94	(151)	(186)
Income tax benefit from adjusted items	(4,087)	(4,132)	(5,917)	(20,694)	(17,208)
Excess tax benefit from stock-based compensation	(516)	(2,816)	(2,417)	(17,058)	(77,608)
Adjusted net income	$16,347	$32,865	$16,679	$82,418	$80,335

Net income per diluted share from continuing operations	$0.10	$1.67	$0.02	$2.70	$7.75
Adjustments to reconcile net income from continuing operations to adjusted net income	1.02	0.58	1.20	2.94	(2.05)
Adjusted net income per share	$1.12	$2.25	$1.22	$5.64	$5.70

Weighted average diluted shares outstanding	14,580	14,632	13,622	14,619	14,097

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018, in our Quarterly Report on Form 10-Q for the period ended September 30, 2019, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to lenders and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208